Exhibit 99.1
LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated May 27, 2003



NEWS RELEASE
Visit our web site at: www.lanvision.com

                                                                COMPANY CONTACT:
                                                                  J. BRIAN PATSY
                                                                       PRESIDENT
                                                                  (513) 794-7100

                                                             INVESTOR RELATIONS:
                                                                 KIRSTEN CHAPMAN
                                                  LIPPERT/HEILSHORN & ASSOCIATES
                                                                  (415) 433-3777

FOR IMMEDIATE RELEASE


LANVISION SYSTEMS REPORTS FIRST QUARTER 2003 RESULTS

Cincinnati, Ohio, May 27, 2003 --- LanVision Systems, Inc. (Nasdaq: LANV) today announced the operating results for the first quarter ended April 30, 2003.

Revenues for the first quarter ended April 30, 2003 were $2.6 million compared with $3.0 million in the first quarter of last year, which had uncharacteristically high first quarter 2002 revenues. The decline in systems sales were partially offset by increases in ASPeN(SM) and services maintenance and support revenues of $233,000 and $168,000, respectively. The operating loss for the first quarter was $248,000, compared with an operating profit of $531,000 in the first quarter of last year. The net loss for the first quarter was $675,800, or $0.07 per basic and diluted share, compared with net income of $98,000, or $0.01 per basic and diluted share in the first quarter of last year.

J. Brian Patsy, president and chief executive officer, stated, "Traditionally, our annual revenue is back-end loaded and our first quarter is the most challenging of the year. We believe fiscal 2003 will follow the same pattern. Although first quarter's revenues were affected by delays in signing anticipated new perpetual license contracts, we continue to anticipate approximately 20% annual revenue growth with increased contribution from our ASPeN(SM) application-hosting services. In addition, demand for Medical Record Workflow
(MRW) technologies and healthcare information access systems is growing and the frequency of requests for proposals received is increasing. In order to respond to these new opportunities we expanded our direct sales efforts to enable us to compete more effectively. We also increased our investment in research and development to complete the development, testing and delivery of significant new functionality to our existing MRW product line, as well as our newest modules of Revenue Cycle Workflow technologies."


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Mr. Patsy concluded, "During the quarter and the past twelve months, we have executed on our strategy. This quarter we deepened an important customer relationship by upgrading the Memorial Sloan-Kettering Cancer Center MRW systems to the latest generation of LanVision solutions and executed a perpetual site license agreement for the cancer center network and its affiliates. In addition, we announced the General Availability of codingANYwareTM, the complete coding solution, which strengthens our product suite and complements our strategic initiatives to positively impact the Revenue Cycle through deployment of our comprehensive workflow technologies. Finally, over the trailing 12 months, we reduced our long-term debt by $2 million and anticipate retiring the debt on schedule in July 2004."

CONFERENCE CALL INFORMATION

The first quarter conference presentation and call will be held at 4:30 p.m. Eastern Time, on Tuesday May 27, 2003. The call will feature remarks from J. Brian Patsy, President and Chief Executive Officer, Eric S. Lombardo, Executive Vice President, and Paul W. Bridge, Jr., Chief Financial Officer.

To access the call, please dial 888-803-7481 approximately ten minutes prior to the start of the conference. To access the presentation and webcast please go to www.lanvision.com approximately fifteen minutes before the conference call is scheduled to begin. You will need to register, and potentially download audio software. The presentation and webcast will be available until June 28, 2003. If you are unable to participate, a replay will be available from 7:30 p.m., ET May 27, 2003 through 11:59 p.m. ET May 29, 2003. For callers within the U.S. or Canada, the replay number is 1-888-642-1687. The replay pass code for all callers is 571284.

As soon as practicable, the transcript of the conference call will be posted to the LanVision Systems, Inc. web site at www.lanvision.com.

ABOUT LANVISION SYSTEMS
LanVision is an application service provider (ASP) and leading supplier of Medical Record Workflow technologies and healthcare information access systems that provide hospitals, physicians, patients and payers simultaneous access to patient data from virtually any location using the Internet. The company sells its product suite either directly or through remarketing partners, such as IDX Information Systems Corporation, and Siemens Medical Solutions Health Services Corporation. LanVision's Medical Record Workflow applications are complementary to existing clinical and financial systems, and ensure that authenticated end users can electronically access all the various forms of healthcare information including clinician's handwritten notes, lab reports, photographs, insurance cards, et al. Web access improves physician productivity and reduces administrative costs. LanVision provides its ASPeN(SM), ASP-based application-hosting services to several integrated delivery networks. In addition, LanVision has installed its products at leading healthcare providers including Stanford Hospital and Clinics, the Albert Einstein and Beth Israel Medical Centers, the Medical College of Georgia, Medical University of South Carolina, and Memorial Sloan-Kettering Cancer Center.

For more information on LanVision and its products, visit the LanVision web site at www.lanvision.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 STATEMENTS MADE BY LANVISION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO



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CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER
MATERIALLY FROM THOSE REFLECTED IN THE FORWARD-LOOKING STATEMENTS, INCLUDED HEREIN. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEMAND AND MARKET ACCEPTANCE, NEW PRODUCT DEVELOPMENT, KEY STRATEGIC ALLIANCES WITH VENDORS THAT RESELL LANVISION PRODUCTS, THE ABILITY OF THE COMPANY TO CONTROL COSTS, AVAILABILITY OF PRODUCTS PRODUCED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, HEALTHCARE INFORMATION SYSTEMS BUDGETS, AVAILABILITY OF HEALTHCARE INFORMATION SYSTEMS TRAINED PERSONNEL FOR IMPLEMENTATION OF NEW SYSTEMS, AS WELL AS MAINTENANCE OF LEGACY SYSTEMS, FLUCTUATIONS IN OPERATING RESULTS AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE LANVISION SYSTEMS, INC. FILINGS WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH REFLECT MANAGEMENT'S ANALYSIS ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISION TO THESE FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

(C)2003 LanVision Systems, Inc., Cincinnati, OH 45242. All rights reserved.

                                  TABLES FOLLOW



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                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

              UNAUDITED                                Three Months Ended
                                                           April 30,
                                                  -----------------------------
                                                     2003             2002
                                                     ----             ----
Revenues:
   Systems sales                              $      622,496   $    1,437,354
   Services, maintenance and support               1,569,244        1,400,869
   Application-hosting services                      428,242          194,996
                                                  ------------     ------------
      Total revenues                               2,619,982        3,033,219

Operating expenses:
   Cost of systems sales                             462,463          366,201
   Cost of services, maintenance and                 662,877          718,410
support
   Cost of application-hosting                       215,368           66,649
services
   Selling, general and administrative               944,198          843,527
   Product research and development                  583,093          507,080
                                                  ------------     ------------
      Total operating expenses                     2,867,999        2,501,867
                                                  ------------     ------------
  Operating profit ( loss )                         (248,017)         531,352

Other income (expense):
   Interest income                                    19,034           29,923
   Interest (expense)                               (446,809)        (476,006)
                                                  ------------     ------------
Earnings (loss) before income taxes                 (675,792)          85,269
   Income tax provision (benefit)                       -             (13,000)
                                                  ============     ============
Net income ( loss )                           $     (675,792)  $       98,269
                                                  ============     ============

Basic net income (loss) per common share      $     (0.07)     $      0.01
                                                  ============     ============
Diluted net income (loss) per common share    $     (0.07)     $      0.01
                                                  ============     ============

Number of shares used in basic
per common share computation                       8,964,449        8,913,947
                                                  ============     ============

Number of shares used in diluted
per common share computation                       8,964,449        9,232,807
                                                  ============     ============





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                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                             UNAUDITED                                              April 30,
                                                                          -------------------------------
                               Assets                                         2003              2002
                                                                              ----              ----
Current assets:
   Cash and cash equivalents (restricted by long-term debt            $     5,121,274   $     6,899,878
agreement)
   Accounts receivable, net of allowance for doubtful accounts
      of $400,000, respectively                                             1,562,504         1,867,070
   Unbilled receivables                                                     3,408,451         1,709,062
   Other                                                                      330,689           356,163
                                                                          -------------     -------------
      Total current assets                                                 10,422,918        10,832,173

Property and equipment:
   Computer equipment                                                       2,371,688         1,952,417
   Computer software                                                          760,827           475,282
   Office furniture, fixtures and equipment                                 1,154,795         1,139,457
   Leasehold improvements                                                     157,227           117,795
                                                                          -------------     -------------
                                                                            4,444,537         3,684,951
  Accumulated depreciation and amortization                                (3,280,316)       (3,122,881)
                                                                          -------------     -------------
                                                                            1,164,221           562,070

Capitalized software development costs,  net of accumulated
    amortization of $2,225,228 and $1,800,288, respectively                 1,464,701         1,239,701
Installment receivables                                                       433,339           267,969
Other                                                                          48,598           158,042
                                                                          -------------     -------------
                                                                      $    13,533,777   $    13,059,955
                                                                          =============     =============

        Liabilities, convertible redeemable preferred stock and stockholders' equity

Current liabilities:
   Accounts payable                                                   $       550,475   $       437,830
   Accrued compensation                                                       239,936           381,657
   Accrued other expenses                                                   1,274,691         1,322,722
   Deferred revenues                                                        1,646,928         1,356,678
   Current portion of capitalized leases                                      209,498                 -
   Current portion of long-term debt                                        2,000,000         2,000,000
                                                                          -------------     -------------
      Total current liabilities                                             5,921,528         5,498,887

Non-current portion of capitalized leases                                     334,634                 -
Long-term debt                                                                500,000         2,500,000
Long-term accrued interest                                                  3,470,290         2,056,317

Convertible redeemable preferred stock, $0.01 par value per share,
    5,000,000 shares authorized                                               ---               ---

Stockholders' equity:
   Common stock, $0.01 par value per share, 25,000,000 shares
     authorized, 8,977,670 and 8,913,947 shares issued, respectively           89,777            89,139
   Capital in excess of par value                                          34,851,833        34,787,849
   Accumulated (deficit)                                                  (31,634,285)      (31,872,237)
                                                                          -------------     -------------
      Total stockholders' equity                                            3,307,325         3,004,751
                                                                          -------------     -------------
                                                                      $    13,533,777   $    13,059,955
                                                                          =============     =============

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